Deer Consumer Products, Inc. Announces 3rd Quarter Financial Results - Net Income Up 168% to $4.12 Million, Affirms 2009 Earnings Guidance

- Revenues of $26.54 million, an increase of 130% from Q3 in 2008
- Net income of $4.12 million, an increase of 168% from Q3 in 2008, fully diluted EPS $0.18
- Affirms 2009 revenue guidance of $81 million and net income of $10.5 million

NEW YORK, November 5, 2009 /PRNewswire-FirstCall/ -- Deer Consumer Products, Inc. (Nasdaq Global Market: DEER; Website: www.deerinc.com),  a leading manufacturer of home and kitchen electronics marketing to both global and Chinese domestic consumers, is pleased to announce  financial results for the 3rd quarter ended September 30, 2009.

3rd Quarter Revenues

•	Revenues of $26.54 million, up 130%, compared to $11.54 million in Q3 2008
•	Revenue increase was due to expansion of sales in the U.S. market and putting significant efforts into increasing our sales to the Chinese and European markets

3rd Quarter Net Income

•	Net income of $4.12 million, up 168%, compared to $1.54 million in Q3 2008

Affirms 2009 Sales and Earnings Guidance

DEER affirms 2009 financial guidance of approximately $81 million in revenues and approximately $10.5 million in net income for our fiscal year ending December 31, 2009. In 2008, DEER reported US GAAP audited revenues of $43.8 million, net income of $3.4 million.

Management Comments

Bill He, Deer's Chairman & CEO commented, “During the 3rd quarter, we experienced sales and earnings growth both in the Chinese domestic and international markets. Our global customer base, as well as Chinese domestic sales channels,  responded positively to the improved global economic environment which continued to strengthen our market position.  As a result,  we are comfortable with our 2009 earnings guidance.”

Mr. He continued: “In the most recently concluded Guang Dong Fair which is China’s largest product show, we noticed significant global and domestic customer demand and interest towards our products. Deer is well positioned to further benefit from any global economic recovery.”

About Deer Consumer Products, Inc.

Deer Consumer Products, Inc. (www.deerinc.com) is a NASDAQ Global Market listed U.S. public company headquartered in China. Supported by more than 103 patents and approximately 1,900 full time and part time employees, Deer is a market leader in the design, manufacture and sale of home and kitchen electric appliances marketing to the vast Chinese domestic consumer markets as well as customers in more than 40 countries worldwide. Deer's product lines include blenders, juicers, pressure cookers and other home appliances designed to improve home lifestyles in today's fast-paced society. With more than 100 global and domestic clients/branded products including Black & Decker, Ariete, Disney, Toastmaster, Magic Bullet, Back to Basics, and Wal-Mart, Deer has enjoyed rapid sales and earnings growth in the recent years.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer's filings with the Securities and Exchange Commission.

Contact Information:

Corporate Contact:
Helen Wang, Corporate Secretary
Deer Consumer Products, Inc.
Tel: 011-86-755-86028285

Source: Deer Consumer Products, Inc.

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,833,183	$2,782,026
Restricted cash	-	200,099
Accounts receivable, net	11,757,169	8,560,465
Advances to suppliers	3,767,328	5,015,479
Other receivables	199,871	489,286
Short term investments	-	29,340
Due from related party	-	331,267
Inventories	12,334,960	7,680,851
Other current assets	-	13,342
Total current assets	45,892,511	25,102,155

PROPERTY AND EQUIPMENT, net	11,705,817	11,291,202
CONSTRUCTION IN PROGRESS	2,213,427	892,897
INTANGIBLE ASSETS, net	397,044	404,125
OTHER ASSETS	24,977	39,689
TOTAL ASSETS	$60,233,776	$37,730,068

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$9,687,669	$8,968,088
Other payables	1,676,026	760,632
Unearned revenue	3,258,033	3,305,966
Accrued payroll	1,028,714	168,282
Short term loans	-	3,552,841
Advances from related party	80,070	274,805
Notes payable	4,881,576	3,155,348
Tax and welfare payable	1,635,005	1,533,013
Total current liabilities	22,247,093	21,718,975

LONG-TERM LOAN	733,500	733,500
TOTAL LIABILITIES	22,980,593	22,452,475

STOCKHOLDERS' EQUITY:
Common Stock, $0.001 par value; 75,000,000 shares authorized; 25,576,094 and 19,652,226 shares issued and oustanding as of September 30, 2009 and December 31, 2008, respectively	25,576	19,652
Additional paid-in capital	24,809,942	9,329,371
Development funds	859,361	542,701
Statutory reserve	1,718,723	1,085,403
Other comprehensive income	2,340,270	2,345,698
Retained earnings	7,499,311	1,954,768
Total stockholders' equity	37,253,183	15,277,593
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$60,233,776	$37,730,068

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Three Months Ended September 30,		Nine Month Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$26,541,039	$11,542,215	$48,723,758	$32,045,142

Cost of Revenue	20,670,731	8,255,913	37,403,300	24,550,251

Gross profit	5,870,308	3,286,302	11,320,458	7,494,891

Operating expenses
Selling expenses	960,013	672,714	1,871,266	1,882,130
General and administrative expenses	429,656	943,467	1,607,560	2,182,969
Total operating expenses	1,389,669	1,616,181	3,478,826	4,065,099

Income from operations	4,480,639	1,670,121	7,841,632	3,429,792

Non-operating income (expense):
Financing costs	(35,882)	(1,926)	(156,543)	(48,361)
Interest income	63,698	1,693	66,354	8,548
Interest expense	(14,292)	(116,617)	(118,984)	(206,474)
Other income (expense)	8,894	(1,698)	4,998	74,523
Realized loss on trading securities	-	(296)	-	(34,684)
Foreign exchange gain	288,461	530,510	207,958	876,436

Total non-operating income (expense)	310,879	411,666	3,783	669,988

Income before income tax	4,791,518	2,081,787	7,845,415	4,099,780

Income tax	668,745	540,717	1,350,892	1,165,020

Net income	4,122,773	1,541,070	6,494,523	2,934,760

Other comprehensive income
Foreign currency translation gain (loss)	57,012	1,367,814	(5,428)	2,305,404

Comprehensive Income	$4,179,785	$2,908,884	$6,489,095	$5,240,164

Weighted average shares outstanding :
Basic	22,730,722	16,856,898	21,462,056	16,087,045
Diluted	23,266,256	16,856,898	21,908,490	16,087,045

Earnings per share:
Basic	$0.18	$0.09	$0.30	$0.18
Diluted	$0.18	$0.09	$0.30	$0.18

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Month Ended September 30,
	2009	2008
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,494,523	$2,934,760
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,072,586	857,170
Amortization	7,076	13,966
Loss on disposal of fixed assets	-	36,996
Realized loss on short term investments	-	34,684
(Increase) / decrease in assets:
Accounts receivable	(3,194,307)	(4,015,909)
Other receivables	294,584	147,815
Inventories	(4,650,620)	(6,234,027)
Due from stockholder	-	1,446,505
Due from related party	331,019	(3,799,263)
Advances to suppliers	1,247,216	(228,506)
Tax rebate receivable	-	347,731
Other assets	25,695	176,343
Increase / (decrease) in current liabilities:
Accounts payable	719,113	4,946,373
Unearned revenue	(47,897)	1,383,045
Other payables	901,444	(150,561)
Due to related party	(194,529)	(791,123)
Accrued payroll	859,787	113,427
Tax and welfare payable	101,915	392,629

Net cash provided by (used in) operating activities	3,967,605	(2,387,945)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(1,486,891)	(3,188,166)
Acquisition (disposal) of intangible assets	-	8,041
Construction in process	(1,319,539)	(617,887)
Changes in restricted cash	199,948	(147,634)
Sale of short-term investments	29,318	114,235

Net cash used in investing activities	(2,577,164)	(3,831,411)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	1,724,933	2,969,781
Proceeds from issuance of short term loans	-	4,176,723
Proceeds from sale of common stock	17,678,000	-
Offering costs paid	(2,213,892)	-
Proceeds from exercise of warrants	22,387	-
Payment on notes short term loans	(3,550,177)	-
Change in advance to shareholder, net	-	(532,470)
Change in advance to related party, net	-	114,695

Net cash provided by financing activities	13,661,251	6,728,729

Effect of exchange rate changes on cash and cash equivalents	(535)	111,982

NET DECREASE IN CASH & CASH EQUIVALENTS	15,051,157	621,355

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	2,782,026	1,511,545

CASH & CASH EQUIVALENTS, ENDING BALANCE	$17,833,183	$2,132,900

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$116,315	$113,356
Income taxes paid	$565,418	$112,743